UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 19, 2020

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 Balboa Avenue, San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Jack in the Box Funding, LLC (the “Master Issuer”), a limited-purpose, wholly-owned subsidiary of Jack in the Box Inc. (the “Company”), entered into a revolving financing facility of Series 2019-1 Variable Funding Senior Secured Notes, Class A-1 (the “Variable Funding Notes”) that allows for the drawing of up to $150 million under the Variable Funding Notes, which includes certain instruments, including a letter of credit facility (the “Credit Facility”). The material terms of the Credit Facility were described in the section “Liquidity and Capital Resources” in Part II, Item 7 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2019, and incorporated herein by reference, and the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2019, and incorporated herein by reference.

As of March 19, 2020, $108 million was available under the Credit Facility, and the Master Issuer, on behalf of the Company, provided notice to Cooperative Rabobank, U.A., NY Branch, as administrative agent, that it would borrow $100 million at this time, maintaining the ability to borrow the remaining $8 million, pursuant to the existing terms of the Credit Facility. The borrowings under the Credit Facility provide additional security to the Company’s liquidity position and provide financial flexibility given uncertain market and economic conditions as a result of the COVID-19 pandemic. The Company may use the proceeds from the borrowings for working capital purposes and general corporate purposes.

Item 7.01	Regulation FD Disclosure.

COVID-19 Update

Due to the COVID-19 pandemic, the Company previously announced that it had closed its dining rooms system-wide. Substantially all restaurants are operating in an off-premise capacity, which represents close to 90% of the Company’s business historically, including drive-thru, third-party delivery, and carry-out. The Company is monitoring the uncertainty related to COVID-19 closely, with the safety of restaurant crews, guests, employees and franchisees top of mind. Additionally, the Company provided additional security to its liquidity position by borrowing under the Credit Facility to provide financial flexibility given uncertain conditions as a result of COVID-19 as further described in Item 2.03 of this Current Report on Form 8-K.

The information contained in Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

Date: March 24, 2020	/s/ Lance Tucker
Lance Tucker
Executive Vice President, Chief Financial Officer